EXHIBIT 10.2

                              Consent of Accountant

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                                SEATTLE, WA 91844
                    (206) 328-8554        FAX (206) 328-0383





To Whom it May Concern:

The firm of George Stewart, Certified Public Accountant consents to the inclusion of my report June 13, 2001, on the Financial Statements of Medina Coffee, Inc. as of December 31, 2000 and May 31, 2001, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


The Financial Statements for the five months ended May 31, 2001 were audited. This is the clarification requested in the SEC letter of August 14, 2001.


Very truly yours,


/s/ George Stewart
--------------------
George Stewart, CPA
August 20, 2001